UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2021

CM LIFE SCIENCES II INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40090	85-4298912
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

c/o Corvex Management LP
667 Madison Avenue
New York, New York	10065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 474-6745

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each Exchange on which registered
Unites, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	CMIIU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	CMII	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	CMIIW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 25, 2021 (the “Original Form 8-K”).

Item 7.01. Regulation FD Disclosure.

As reported in the Original Form 8-K, on February 25, 2021, CM Life Sciences II Inc. (the “Company”) consummated its initial public offering (the “IPO”) of 27,600,000 units (the “Units”), including the issuance of 3,600,000 Units as a result of the underwriter’s exercise in full of its over-allotment option. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-fifth of one redeemable warrant of the Company (each, a “Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $276,000,000.

On February 25, 2021, simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 5,013,333 warrants (the “Private Placement Warrants”) to CMLS Holdings II LLC and the Company’s independent directors (or entities controlled by them) at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $7,520,000.

A total of $276,000,000, comprised of $270,480,000 of the proceeds from the IPO (which amount includes $9,660,000 of the underwriter’s deferred discount) and $5,520,000 of the proceeds of the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of February 25, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement was issued by the Company and was included as Exhibit 99.1 to the Original Form 8-K.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance on February 25, 2021, the outstanding warrants to purchase common stock (the “Warrants”) of the “Company, were accounted for as equity within our balance sheet. After discussion and evaluation, including with our independent registered public accounting firm and the Audit Committee of our Board of Directors, and taking into consideration the SEC Staff Statement, we have concluded that the Warrants should be presented as liabilities with subsequent fair value remeasurement.

Accordingly, the Original Form 8-K is hereby amended to add this Item 7.01 and to amend and restate Item 9.01 to (i) remove the audited balance sheet of the Company as of February 25, 2021 , which was filed as Exhibit 99.1 to the Original Form 8-K and (ii) file as Exhibit 99.1 hereto the restated audited balance sheet of the Company as of February 25, 2021, dated May 14, 2021.

The Original Form 8-K otherwise remains unchanged.

Item 9.01 Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Restated Audited Balance Sheet of the Company as of February 25, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CM Life Sciences II Inc.

Date: May 14, 2021	By:	/s/ Brian Emes
	Name:	Brian Emes
	Title:	Chief Financial Officer and Secretary

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